EXHIBIT 99.1

AMERICAN TOWER CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, AUGUST 3, 2005 AT 11:00 A.M. LOCAL TIME

AT PALMER & DODGE LLP, 111 HUNTINGTON AVENUE, BOSTON, MASSACHUSETTS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JAMES D. TAICLET, JR., BRADLEY E. SINGER and WILLIAM H. HESS, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes a majority of them, or any one if only one be present, to represent and to vote, as designated below and on the reverse hereof, all the Class A common stock, $.01 par value per share, of American Tower Corporation held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Special Meeting of Stockholders to be held on August 3, 2005 or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE MADE, THE PROXIES WILL VOTE FOR EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

116 HUNTINGTON AVENUE 11TH FLOOR BOSTON, MASSACHUSETTS 02116	VOTE BY INTERNET 24 Hours a Day, 7 Days a Week It’s Fast and Convenient

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instructional form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to American Tower Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you submit your proxy by the Internet, there is no need for you to mail back this proxy card.

Special Note to Former Class B Holders: Use this proxy to vote your shares of Class A Common Stock even if you have not exchanged your Class B Common Stock certificate(s).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.	Proposal to approve the issuance of shares of American Tower Class A common stock pursuant to the Agreement and Plan of Merger, dated as of May 3, 2005, by and among American Tower Corporation, Asteroid Merger Sub, LLC and SpectraSite, Inc.:

☐        FOR        ☐        AGAINST        ☐        ABSTAIN

2.	Proposal to amend and restate American Tower’s Restated Certificate of Incorporation if the merger is consummated, as more fully described in the joint proxy statement/prospectus, which proposal is not a condition to Proposal Number One:

☐        FOR        ☐        AGAINST        ☐        ABSTAIN

3.	Proposal to permit American Tower’s board of directors or its chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve any of the foregoing proposals:

☐        FOR        ☐        AGAINST        ☐        ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full company name by an authorized officer or if a partnership please sign in partnership name by an authorized person.

Signature Date	Signature (Joint Owners) Date